Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Yext, Inc. of our report dated March 15, 2019, with respect to the consolidated financial statements of Yext, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

New York, New York

March 15 2019